Exhibit 99.1

Financial Statements

CDMI, LLC

December 31, 2013

CDMI, LLC

Financial Statements

Independent Auditors’ Report

To the Members

CDMI, LLC

Newport, Rhode Island

We have audited the accompanying financial statements of CDMI, LLC (the “Company”), which comprise the balance sheet as of December 31, 2013, and the related statements of income, changes in members’ equity, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CDMI, LLC as of December 31, 2013, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Mayer Hoffman McCann P.C.

June 20, 2014
Providence, Rhode Island

CDMI, LLC

Balance Sheet

December 31, 2013

Assets

Current assets:
Cash	$4,691,539
Accounts receivable, net of allowance of $88,840	48,904,959
Prepaid expenses	52,900

Total current assets	53,649,398

Property and equipment, net	564,446

Security deposit	9,000

Total assets	$54,222,844

Liabilities and Members’ Equity

Current liabilities:
Rebates payable	$30,396,695
Accounts payable	266,438
Accrued expenses	184,810
Deferred revenue	300,000
Current portion of deferred rent	8,018

Total current liabilities	31,155,961

Deferred rent	38,454

Total liabilities	31,194,415

Total members’ equity	23,028,429

Total liabilities and members’ equity	$54,222,844

See accompanying notes to the financial statements.

CDMI, LLC

Statement of Income

Year Ended December 31, 2013

Revenue
Rebate income	$28,031,321
Clinical initiatives income	12,936,635
Managed market income	1,689,590

Total revenue	42,657,546

General and administrative expenses	(6,678,637)

Net income	$35,978,909

See accompanying notes to the financial statements.

CDMI, LLC

Statement of Changes in Members’ Equity

Year Ended December 31, 2013

Balance at January 1, 2013	$15,341,851

Member distributions	(28,292,331)
Net income	35,978,909

Balance at December 31, 2013	$23,028,429

See accompanying notes to the financial statements.

CDMI, LLC

Statement of Cash Flows

Year Ended December 31, 2013

Cash flows from operating activities:
Net income	$35,978,909
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	202,377
Deferred rent	21,982
Changes in operating assets and liabilities:
Accounts receivable	(20,434,801)
Prepaid expenses and other assets	(38,675)
Rebates payable	15,334,128
Accounts payable	213,077
Accrued expenses	89,895
Deferred revenue	150,000

Total adjustments	(4,462,017)

Net cash provided by operating activities	31,516,892

Cash flows from investing activities:
Purchases of property and equipment	(192,767)

Cash flows from financing activities:
Member distributions	(28,292,331)

Net increase in cash	3,031,794

Cash, beginning	1,659,745

Cash, ending	$4,691,539

See accompanying notes to the financial statements.

CDMI, LLC

Notes to Financial Statements

Note 1 - Nature of Operations and Summary of Significant Accounting Policies

CDMI, LLC (the “Company” or “CDMI”), was organized in the State of Rhode Island as a limited liability company on July 1, 2009.  The Company was originally founded under the name Pharma Promo LLC in November 2005; in July 2009 the Company’s name was officially amended to CDMI, LLC.

CDMI is a premier Medical and Pharmacy Benefit Management company that manages roughly 35 health plans representing approximately 45 million lives as of December 31, 2013.  CDMI supports its’ clients (both health plans and manufacturers) through comprehensive and integrated offerings, providing innovative solutions and services. CDMI supports its clients with rebate contracting management and formulary compliance to improve preferred product utilization and offers a variety of comprehensive clinical programs managed by a certified clinical team.

A summary of the accounting policies consistently applied in the financial statements follows:

Financial Statement Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Significant estimates include the allowance for doubtful accounts for accounts receivable, useful lives of property and equipment and accrued expenses.  Actual results could differ from those estimates.

Cash

The Company maintains its cash in bank deposit accounts that, at times, may exceed federally insured limits.  The Company monitors its exposure associated with cash balances and has not experienced any losses in such accounts.

Revenue Recognition and Accounts Receivable

General

The Company has four sources of revenue: (1) rebates generated from contracts with pharmaceutical manufacturers, a portion of which are remitted to the Company’s health plan customers; this revenue is typically driven by formulary compliance and/or market share position; (2) clinical initiatives performed for health plans under contractual arrangements or statements of work; (3) market research as defined in negotiated contracts or statements of work; and (4) advertising revenue generated from the publication of a tri-annual magazine.  Market research revenue and advertising sales are reported in Managed Market Income on the income statement.  Revenue is recognized when persuasive evidence of an arrangement exists, the services have been provided, pricing is fixed and determinable and collection is reasonably assured.

CDMI, LLC

Notes to Financial Statements

Note 1 - Nature of Operations and Summary of Significant Accounting Policies (Continued)

Revenue Recognition and Accounts Receivable (Continued)

Rebate Revenue

The Company recognizes revenue for rebate transactions in the period in which the related prescription is dispensed and meets the eligible utilization criteria as defined by the contract with the Company’s pharmaceutical customers and as evidenced by the utilization data that is provided by the health plans.  Utilization data is generally available subsequent to the end of a fiscal quarter.  At times, estimates are made to account for utilization adjustments that are made upon final reconciliation of the related data among the health plans and pharmaceutical customers.  These estimates are based on management’s assessment of the related contracts and historical experience.

The rebate revenue that is earned is based on various metrics and utilization data such as wholesale acquisition cost and market share.  In all cases, persuasive evidence of the arrangement exists, the rebate percent is fixed or determinable and collection is reasonably assured.  The Company does not record as rebate revenue any rebates that are contractually obligated to be passed through to its health plan customers; as such, rebate revenue is recorded on a net basis.

Clinical Initiatives, Market Research and Advertising Revenue

The Company generally recognizes non-rebate revenue under the completed performance method.  Under the completed performance method, revenue is not recognized before the final act is executed, as the final act is significant to the arrangement as a whole.  The customer does not receive any value from the service until the final act is completed.

In some cases, the Company will recognize revenue before the final act is completed, but only when: (1) the performance milestone payments are specifically called out in the contract; (2) specific services are easily separated from the final act; and (3) the delivered items have stand-alone value to the customer.

The Company allocates a portion of net rebate revenues to clinical initiatives income for health plans where clinical support is provided.  While this does not affect the overall reporting of revenue, it allows the Company to more accurately evaluate the financial return of its clinical initiatives. The Company has estimated that for plans where they provide these services, 50% of the net revenue relates to clinical support.

Accounts receivable allowances are maintained for the Company’s estimated differences in payments from its customers compared to the amount invoiced and reported as reductions of rebate revenue.  As a common practice, pharmaceutical manufacturers will deduct prescriptions that have been submitted for rebates due to various exclusions, and in turn, will pay an amount that is less than invoiced.  The Company establishes its reserve based upon historical experience, and current trends.  These deductions have historically been less than 1% of total rebates invoiced.  Accounts are considered past due based on payment terms.  The Company writes off accounts receivable only after all reasonable collection efforts have been exhausted.  Since the Company’s inception, there has not been an instance where the pharmaceutical manufacturer has not paid the amounts due under the provisions of the contracts.  The allowance for these deductions was $88,840 at December 31, 2013.

CDMI, LLC

Notes to Financial Statements

Note 1 - Nature of Operations and Summary of Significant Accounting Policies (Continued)

Deferred Revenue

Deferred revenue represents advance payments for revenue for advertisements that will appear in the Company’s 2014 magazines and deferred market research revenue for services to be provided during 2014.

Advertising Costs

Advertising costs are expensed as incurred and totaled approximately $290,000 for the year ended December 31, 2013.

Property and Equipment

Property and equipment are recorded at cost and are depreciated/amortized over the estimated useful lives of the related assets. Expenditures for repairs and maintenance are expensed as incurred.  Depreciation/amortization is computed on the straight-line method.  Estimated useful lives are as follows:

Assets	Years

Computer and office equipment	3
Furniture and fixtures	7
Motor vehicles	5
Software	3

Capitalized Software Development Costs

Certain costs of software, developed for internal use, are capitalized during the development stage.  Costs incurred for maintenance and support are charged to expense as incurred.  The capitalized costs of computer software developed or obtained for internal use are amortized on a straight-line basis unless another systematic and rational basis is more representative of the software’s use, not to exceed five years.  The Company had capitalized software development in process of $103,029 at December 31, 2013.

Deferred Rent

The Company records rent expense on a straight-line basis over the term of the lease.  The difference between the lease payments and the related expense for the year is recorded as deferred rent.

Income Taxes

The Company is treated as a manager-managed limited liability company for Federal and state income tax purposes. Consequently, members are taxed individually on their proportionate share of the Company’s income or losses. The Company’s net income or loss is allocated among the members in accordance with the Company’s operating agreement. Accordingly, the financial statements do not reflect a provision for income taxes.

CDMI, LLC

Notes to Financial Statements

Note 1 - Nature of Operations and Summary of Significant Accounting Policies (Continued)

Uncertain Tax Positions

The Company accounts for the effect of any uncertain tax positions based on a “more likely than not” threshold to the recognition of the tax positions being sustained based on the technical merits of the position under scrutiny by the applicable taxing authority.  If a tax position or positions are deemed to result in uncertainties of those positions, the unrecognized tax benefit is estimated based on a “cumulative probability assessment” that aggregates the estimated tax liability for all uncertain tax positions. Interest and penalties assessed, if any, are accrued as income tax expense.

The Company has identified its tax status as a limited liability company electing to be taxed as a pass through entity as a tax position; however, the Company has determined that such tax position does not result in an uncertainty requiring recognition. In addition to its tax status, the Company has other tax positions that have been determined to be highly certain and, therefore, no reserve for unrecognized tax liabilities is deemed necessary. The Company is not currently under examination by any taxing jurisdiction.  Its Federal and state partnership returns are generally open for examination for 3 years from the date filed.

Fair Value Measurements

The Company measures fair value in accordance with Accounting Standards Codification (“ASC”) No. 820, Fair Value Measurements and Disclosures, which provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).  The carrying amounts reported in the Company’s balance sheet for cash, accounts receivable, rebates payable, accounts payable and accrued expenses approximate fair value due to the short-term maturity of those financial instruments. The fair value of such instruments has been derived, in part, by management’s assumptions, utilizing Level 2 inputs.

Subsequent Events

The Company has evaluated subsequent events through June 20, 2014, the date that the financial statements were available to be issued and has concluded that, other than the matters discussed in Note 6, there were no events that require adjustment to or disclosure in the financial statements.

CDMI, LLC

Notes to Financial Statements

Note 2 - Property and Equipment

Property and equipment consist of the following at December 31, 2013:

Furniture and fixtures	$343,012
Motor vehicles	163,581
Computer and office equipment	238,160
Software	229,836
Subtotal	974,589

Accumulated depreciation and amortization	(410,143)

Property and equipment, net	$564,446

Note 3 - Members’ Equity

In accordance with the Company’s Operating Agreement (“the Operating Agreement”), the Company has two classes of members — voting and non-voting members.  Additional members may be admitted based on approval of the voting members. The following is a summary of the membership units issued and outstanding and the economic rights of each class of units:

Voting and Non-Voting Members

Voting members hold 0.25% of the member interests and non-voting members hold 99.75% of the member interests at December 31, 2013.

Allocation of Profit and Loss and Distributions

Profits and losses and distributions are allocated to the members in proportion to their member interests.

Note 4 - Commitments and Contingencies

Operating Leases

The Company leases certain copiers and office space under various non-cancelable operating leases.  The leases expire at various times through June 2017 and require monthly payments varying from $333 to $10,600.  Rent expense for the year ended December 31, 2013 was $140,747.

CDMI, LLC

Notes to Financial Statements

Note 4 - Commitments and Contingencies (Continued)

Operating Leases (Continued)

Future minimum rental payments under the leases are as follows:

Years	Amount

2014	$121,000
2015	125,800
2016	129,400
2017	65,700

Total	$441,900

Contingencies

The Company is involved in legal proceedings generally incidental to its businesses. While it is not feasible to predict or determine the outcome of such proceedings, management, under the advice of counsel, believes that they will not result in a materially adverse effect on the Company’s financial position, results of operations or liquidity based on the nature of the claims.

Note 5 - Concentrations

For the year ended December 31, 2013, two health plan customers accounted for 62% of the Company’s revenues. At December 31, 2013, four pharmaceutical manufacturers accounted for 69% of the Company’s accounts receivable balance. At December 31, 2013, three health plans accounted for 71% of the Company’s rebates payable.

Note 6 - Subsequent Events

On April 30, 2014, Magellan Health Services acquired all of the outstanding equity interests of the Company.  Under the terms of the Agreement, the base purchase price is $205 million plus potential contingent consideration up to a maximum aggregate amount of $165 million primarily depending on future performance.

During 2013, one of the Company’s health plans terminated its contract with the Company.  The Company initially disputed this termination.  Subsequent to year end, the Company and the health plan settled this matter, which resulted in the Company receiving a payment in the amount of $1,000,000.  This gain will be reported during 2014. This health plan accounted for 47% of the total revenue in 2013.